UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

2.02. Results of Operations and Financial Condition.

On November 3, 2021, Ping Identity Holding Corp. filed a Current Report on Form 8-K furnishing and incorporating by reference its press release announcing its financial results for the quarter ended September 30, 2021. The press release contained a reconciliation of Unlevered Free Cash Flow Guidance for the Three Months and Year Ended December 31, 2021 that inadvertently understated amounts for Net cash provided by (used in) operating activities and Purchases of property and equipment for the Year Ended December 31, 2021 by $1.325 million. All other line items included in the original reconciliation were correct for all periods presented, including guidance for Unlevered Free Cash Flow.

The corrected reconciliation table is as follows:

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Low	High	Low	High
Net cash provided by (used in) operating activities	$(6,900)	$(4,900)	$31,280	$33,280
Less:
Purchases of property and equipment	(2,000)	(2,000)	(4,060)	(4,060)
Capitalized software development costs	(5,150)	(5,150)	(18,880)	(18,880)
Free Cash Flow	(14,050)	(12,050)	8,340	10,340
Add:
Cash paid for interest	650	650	1,660	1,660
Unlevered Free Cash Flow	$(13,400)	$(11,400)	$10,000	$12,000

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: November 5, 2021	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer